Exhibit (i)

1901 L Street, NW
Washington, DC 20036

telephone: (202) 737-8833
facsimile: (202) 737-5184
www.sewkis.com	One Battery Park Plaza
New York, New York 10004
Telephone: (212) 574-1200
Facsimile: (212) 480-8421

October 28, 2026

AB Cap Fund, Inc.

66 Hudson Boulevard East, 28th Floor

New York, New York 10001

Ladies and Gentlemen:

We have acted as counsel for AB Cap Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indefinite number of shares of Class A Common Stock, Class C Common Stock, Class I Common Stock, Advisor Class Common Stock and Class Z Common Stock of the AB Small Cap Growth Portfolio, Class A Common Stock, Class C Common Stock, Class I Common Stock, Advisor Class Common Stock and Class Z Common Stock of the AB Concentrated Growth Fund, Class A Common Stock, Class C Common Stock, Advisor Class Common Stock, and Class I Common Stock of the AB Select US Equity Portfolio, Class A Common Stock, Class C Common Stock, Advisor Class Common Stock, and Class I Common Stock of the AB Select US Long/Short Portfolio, Class A Common Stock, Class C Common Stock and Advisor Class Common Stock of the AB Global Core Equity Portfolio, Class A Common Stock, Class C Common Stock and Advisor Class Common Stock of the AB International Growth Portfolio (formerly, AB Concentrated International Growth Portfolio), Class A Common Stock, Class C Common Stock and Advisor Class Common Stock of AB Small Cap Value Portfolio, Class A Common Stock and Advisor Class Common Stock of AB All China Equity Portfolio, Class Z Common Stock of AB Mid Cap Value Portfolio, and Class A Common Stock, Class C Common Stock, Advisor Class Common Stock and Class I Common Stock of AB Emerging Markets Multi-Asset Portfolio, each a portfolio of the Company (the “Portfolios”), par value $.0001 per share, (each a “Class” and collectively, the “Shares”). The Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

As counsel for the Company, we have participated in the preparation of the Post-Effective Amendment to the Company’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) to become effective on October 30, 2026, pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the “Registration Statement”) in which this letter is included as Exhibit (i). We have examined the Charter and By-Laws of the Company and applicable amendments and supplements thereto and have relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

AB Cap Fund, Inc.

October 28, 2026

Based on such examination, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the relevant Classes of the Portfolios authorized to be issued by the Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Maryland.

We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the due authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Maryland or any other jurisdiction. Additionally, we do not express any opinion with respect to any laws, rules, regulations or orders concerning emergencies declared by any governmental authority or the effect thereof on the opinions expressed herein. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “General Information—Counsel” in Part B thereof.

Very truly yours,

/s/ Seward & Kissel LLP